                                                      Rule 424(b)(3)
                                               Registration No. 333-78931

                                     REVISED
                  PRICING SUPPLEMENT NO. 2394 DATED July 12, 1999
                  TO PROSPECTUS SUPPLEMENTAL DATED JUNE 7, 1999
                    AND BASE PROSPECTUS DATED JUNE 4, 1999

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $250,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           07/15/1999


 Maturity Date:                 07/15/2003


 Interest Rate:                 6.450% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            None


 Form of Note
 (Book-Entry or Certificated):  Certificated


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $5,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $3,677,162,000 Series C
have been issued.